Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Brigitte Engel
Websense, Inc.	Websense, Inc.
(858) 320-8072	(858) 320-9270
kpatterson@websense.com	bengel@websense.com

N E W S   R E L E A S E

Websense Extends Share Repurchase Program

SAN DIEGO, August 15, 2005—Websense, Inc. (NASDAQ: WBSN), the world’s leading provider of employee Internet management (EIM) software, today announced that its Board of Directors has authorized the repurchase of an additional two million shares of the company’s common stock.

As of August 12, 2005, Websense has repurchased 1,513,500 shares, leaving 486,500 shares remaining under the initial two million share repurchase authorized by the Board in April 2003. Giving effect to the increase approved by the Board, Websense now has authorization to repurchase a total of approximately 2.5 million additional shares.  As of June 30, 2005, the most recently reported quarter, Websense had cash and investments of $286.3 million and 23.9 million shares outstanding.

John Carrington, Chairman and CEO of Websense, commented, “We have always been committed to delivering value to our shareholders. Our subscription-based model and outstanding financial performance generates substantial cash flow from operations and allows us to implement our buyback program while continuing to fund other growth initiatives.  Given the current valuation of our stock, our strong cash position, and our expectations for continued above-market growth in our billings and revenue, we believe that share repurchases represent an appropriate avenue for building long-term shareholder value. Accordingly, the Board decided to increase the repurchase authorization so that the company can continue to pursue repurchase transactions as market conditions permit.”

Pursuant to the authorization, Websense may purchase shares from time to time on the open market at prevailing market prices or through privately negotiated transactions. The repurchase program has no time limit, and depending on market conditions and other factors, purchases under this program may be commenced or suspended at any time, or from time to time, without prior notice.

About Websense Inc.

Websense, Inc. (NASDAQ: WBSN), the world’s leading provider of employee internet management solutions, enables organizations to optimize employee use of computing resources and mitigate new threats related to internet use including instant messaging, peer-to-peer, and spyware. By providing usage policy enforcement at the internet gateway, on the network and at the desktop, Websense products enhance productivity and security, optimize the use of IT resources and mitigate legal liability for our customers. For more information, visit www.websense.com.

© 2005, Websense, Inc. All rights reserved. Websense and Websense Enterprise are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “guidance” and similar words.  These statements include, among others, plans, strategies and objectives of management for continued repurchase of our common stock; any statements regarding future growth and operations, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, the volatility of our common stock and the stock market in general; customer acceptance of the company’s services, products and fee structures; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet industry; changes in domestic and international market conditions and the entry into and development of international markets for the company’s products; risks relating to intellectual property ownership; changes in estimated amounts based on the review and audit of Websense’s financial statements by its independent auditors; and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at (<http://www.sec.gov>).  Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.